UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2021

Vontier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-39483	84-2783455
(Commission File Number)	(IRS Employer Identification No.)

5438 Wade Park Boulevard, Suite 600 Raleigh, NC	27607
(Address of Principal Executive Offices)	(Zip Code)

(984) 275-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2021 (the “Closing Date”), Vontier Corporation, a Delaware corporation (“Vontier”), and certain of its subsidiaries, entered into an amendment and restatement (the “A&R Credit Agreement”) of the credit agreement dated September 29, 2020 (the “Existing Credit Agreement”) among Vontier and a syndicate of lenders.

The Existing Credit Agreement consisted of a three-year, $800 million senior unsecured delayed draw term loan facility, a two-year, $1 billion senior unsecured delayed draw term loan facility and a three-year, $750 million senior unsecured multi-currency revolving credit facility, including a $25 million sublimit for swingline loans and a $75 million sublimit for the issuance of letters of credit. Two of Vontier’s wholly-owned subsidiaries (the “Guarantors”) were guarantors under the credit facilities subject to the Existing Credit Agreement.

The A&R Credit Agreement consists of a three-and-one-half-year, $400 million senior unsecured term loan facility (the “Term Loan Facility”), which will be fully drawn on the Closing Date, and a five-year, $750 million senior unsecured, multi-currency revolving credit facility, including a $25 million sublimit for swingline loans and a $75 million sublimit for the issuance of letters of credit (the “Revolving Credit Facility,” together with the Term Loan Facility, the “Credit Facilities”).

Borrowings under the Credit Facilities bear interest as follows: (A) with respect to the Revolving Credit Facility (1) Eurocurrency Rate Loans (as defined in the A&R Credit Agreement) bear interest at a variable rate equal to the London inter-bank offered rate plus a per annum margin of between 100 basis points and 155 basis points, depending on Vontier’s long-term debt credit rating; and (2) Base Rate Loans (as defined in the A&R Credit Agreement) bear interest at a variable rate equal to (a) the highest of (i) the Federal Funds Rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (ii) Bank of America’s “prime rate” as publicly announced from time to time and (iii) the Eurocurrency Rate (as defined in the A&R Credit Agreement) plus 1%, plus (b) a per annum margin of between zero basis points and 55 basis points, depending on Vontier’s long-term debt credit rating; and (B) with respect to the Term Loan Facility (1) Eurocurrency Rate Loans (as defined in the A&R Credit Agreement) bear interest at a variable rate equal to the London inter-bank offered rate plus a per annum margin of between 87.5 basis points and 150 basis points, depending on Vontier’s long-term debt credit rating; and (2) Base Rate Loans (as defined in the A&R Credit Agreement) bear interest at a variable rate equal to (a) the highest of (i) the Federal Funds Rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (ii) Bank of America’s “prime rate” as publicly announced from time to time and (iii) the Eurocurrency Rate (as defined in the A&R Credit Agreement) plus 1%, plus (b) a per annum margin of between zero basis points and 50 basis points, depending on Vontier’s long-term debt credit rating In no event will Eurocurrency Rate Loans bear interest at a rate lower than 0% nor Base Rate Loans bear interest at a rate lower than 1%. Commencing on the Closing Date, Vontier will also be required to pay a per annum facility fee of between 12.5 basis points and 32.5 basis points, depending on Vontier’s long-term debt credit rating based on the aggregate commitments under the Revolving Credit Facility, regardless of usage.

The A&R Credit Agreement also made certain other changes to the Existing Credit Agreement to address the discontinuation of LIBOR and its impact on U.S. dollar and multicurrency loans, as well as certain other immaterial changes. The Guarantors entered into an amended and restated guaranty as Guarantors under the Credit Facilities subject to the A&R Credit Agreement.

Except as disclosed in this Current Report on Form 8-K, all other material provisions of the Existing Credit Agreement remain unchanged.

The above description of the A&R Credit Agreement is qualified in its entirety by reference to the A&R Credit Agreement. The A&R Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of April 28, 2021, by and among Vontier Corporation, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

Date: April 28, 2021	By:	/s/ Courtney Kamlet
	Name:	Courtney Kamlet
	Title:	Vice President, Associate General Counsel and Corporate Secretary